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                                                                    EXHIBIT 6(b)

                          CUNA MUTUAL INSURANCE SOCIETY
                                  Waverly, Iowa

                              AMENDED AND RESTATED
                                     BYLAWS

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. TERMS. When used in these Amended and Restated Bylaws ("Bylaws"), the following terms shall have the meanings assigned to them below unless another meaning is explicitly indicated:

     (a) ARTICLES: shall mean the Amended and Restated Articles of Incorporation of CUNA Mutual Insurance Society, as amended or restated from time to time.

     (b)  COMPANY: shall mean CUNA Mutual Insurance Society.

     (c) IN FORCE: A Policy shall be deemed to be "In Force" as of any date if, as shown on the policyowner records of the Company: (i) such Policy has been issued and is in active status under the Company's rules then in effect; and (ii) such Policy is not matured by death or attainment of maturity date or been surrendered, lapsed or otherwise expired or terminated.

     (d) MEMBER: shall mean a Member of the Company as defined and described in the Articles.

     (e) POLICY: shall mean a life insurance policy, an accident and health insurance policy, a disability or similar insurance policy or an annuity or endowment contract, on an individual or group basis, issued or assumed by the Company, but shall not include any type of policy, certificate or contract specified in Section 9.1 of these Bylaws by virtue of which membership in the Company shall not be derived.

     (f) RECORD DATE: shall mean the date determined by the Board of Directors to establish the identity of persons or entities who are Members from data contained in the Company's policyowner records.

                                   ARTICLE II
                            VOTING RIGHTS OF MEMBERS

     SECTION 2.1. ELIGIBILITY TO VOTE. Each Member who was a Member of record on the Record Date as established by the Board of Directors for any meeting of the Members shall be eligible to vote at such meeting.

     SECTION 2.2. MEMBER VOTING RIGHTS. Each Member eligible to vote at a meeting of the Members shall be entitled to cast one (1) vote on each matter to come before such meeting, either

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in person or through an attorney in fact designated in a written proxy, regardless of the number, amount or value of the Policies owned by that Member or the number of lives insured or the amount of premiums paid thereunder. Each Member eligible to vote at a meeting of the Members at which directors are to be elected shall be entitled to cast one (1) vote, either in person or through an attorney in fact designated in written proxy, for each director position to be filled. In no event shall cumulative voting be permitted in connection with the election of directors or otherwise. All proxies shall comply with the requirements of Section 2.3 hereof. In the case of multiple ownership of any Policy, the persons designated as owners or co-owners on the Company's policyowner records as of the Record Date shall be deemed collectively to be the Member and shall designate one of their number to cast their vote.

     SECTION 2.3. PROXY REQUIREMENTS. No proxy shall be valid unless it is evidenced by a written form (either paper or electronic) executed by a Member or the Member's legal representative within sixty (60) days prior to the meeting for which such proxy was given. Whether or not the duration of such proxy is specified on the proxy form, all such proxy authority shall be limited to thirty
(30) days subsequent to the date of such meeting or any adjournment or postponement thereof, and no proxy shall be valid beyond the date of such limitation. Unless a Member's proxy shall be received by the Secretary at least one (1) day prior to the meeting at which it is to be used, it shall not qualify to be voted on behalf of the Member. Any proxy may, by its terms, be limited as to its use, purpose or manner in which it is to be used at the meeting for which it is given. Any such proxy authority shall be revocable by the Member or the Member's legal representative at any time prior to such meeting and shall be deemed to have been revoked when the person executing the proxy is present at the meeting and elects to vote in person.

     SECTION 2.4. PROXY SOLICITATION BY THE COMPANY. The Company may solicit proxies from Members and may utilize the services of its employees and make reasonable expenditures of its funds in the solicitation process. The Company may also provide such information as it deems pertinent with respect to the candidates for election as directors of the Company or matters being voted upon at the meeting. The fact that the Company, by mail or otherwise, solicits a proxy from any person shall not constitute nor be construed as an admission of the validity of any Policy or that such person is a Member entitled to vote at the meeting, and such fact shall not be competent evidence in any action or proceeding in which the validity of any Policy or any claim under it is at issue.

                                   ARTICLE III
                                MEMBERS' MEETINGS

     SECTION 3.1. ANNUAL MEETING. There shall be an annual meeting of Members for the purpose of electing directors and conducting such other business as may properly come before the meeting. The Board of Directors shall determine the time and date of the annual meeting. A written notice of the annual meeting shall be given to all Members eligible to vote at such meeting.

     SECTION 3.2. SPECIAL MEETINGS. A special meeting of the Members may be called at any time pursuant to a duly adopted resolution of the Board of Directors or upon a petition delivered to the Secretary containing a complete description of the proposition or propositions to be voted on, the signatures, the printed names and addresses and the policy numbers of at least one percent (1%)


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of the Members. A written notice summarizing the purpose of the special meeting shall be given to all Members eligible to vote at the special meeting.

     SECTION 3.3. PLACE OF MEETINGS. All meetings of Members shall be held at the principal office of the Company in Waverly, Iowa, unless another place is designated by the Board of Directors, either within or without the State of Iowa, and is specified in the notice of the meeting.

     SECTION 3.4. MANNER OF GIVING NOTICE. Whenever written notice is required, it shall state the time, date and place of the meeting and, if for a special meeting, a summary of the purpose of such meeting. Notice shall be given by mailing a copy of the notice to all Members eligible to vote at such meeting not more than ninety (90) nor less than thirty (30) days prior to the date of the meeting. Notice shall be deemed to have been given to a Member when a copy of such notice has been deposited in the mail, addressed to the owner or the legal representative of the owner of any Policy used to identify a Member, at his or her post office address as the same appears on the Company's policyowner records as of the Record Date for the notice, with postage prepaid. Failure to provide notice to all Members, when notice is required, shall not invalidate a meeting unless such failure was intended and such intentional failure can be shown to have been caused by a willful or deliberate act. If the date or place of an annual meeting of Members is changed by the Board of Directors after the Company has sent or commenced to send notices, or if prior to the date of any meeting of Members or any adjournment thereof the notice of such meeting shall be deficient, the Board of Directors may order a notice by publication in at least three (3) newspapers of general circulation, one of which shall be located in Des Moines, Iowa, one in Waterloo, Iowa, and one in Madison, Wisconsin, at least ten (10) days prior to the meeting, and no other notice shall be required.

     SECTION 3.5. RECORD DATE. The Board of Directors may fix, in advance, a date as the Record Date for any determination of Members for any purpose (including for determining eligibility to vote at any annual or special meeting of Members), such date in every case to be not more than one hundred (100) days prior to the date on which the particular action or meeting requiring such determination of Members is to be taken or held. If no Record Date is fixed for the determination of Members, the close of business on the day before the date on which the first notice of a meeting is communicated to the Members shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new Record Date or unless a new Record Date is required by law.

     SECTION 3.6. PRESIDING OFFICER. The Chairman of the Board, or in the absence of the Chairman, the Vice Chairman, or in the absence of both, the President shall preside over meetings of the Members. The Secretary or any Assistant Secretary of the Company shall act as secretary for the meetings.

     SECTION 3.7. QUORUM. Either twenty-five (25) Members present in person, or one thousand (1,000) Members present by proxy, shall constitute a quorum at any meeting of Members. If a quorum is not present, a majority of the Members present in person or by proxy may only adjourn the meeting from time to time without further notice.


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     SECTION 3.8. REQUIRED VOTE. Except as otherwise expressly provided in the
Articles, these Bylaws, or by law, a majority of the votes cast by Members present in person or by proxy at any meeting of the Members with a quorum present shall be sufficient for the adoption of any matter to properly come before the meeting. With respect to the election of directors, those eligible candidates receiving the highest number of votes cast by Members present in person or by proxy shall be declared elected (without regard to votes cast against, or votes withheld with respect to, any candidate).

     SECTION 3.9. APPOINTMENT OF VOTING INSPECTORS. Prior to each meeting of Members, the Board of Directors shall appoint, from among individuals who are not directors, candidates for the office of director, or officers of the Company, at least two (2) voting inspectors and one (1) or more alternate inspectors and shall fix their fees, if any. If an inspector so appointed is unable or unwilling to act and no alternate is able or willing or if the Board of Directors has failed to appoint voting inspectors prior to the meeting, the Chairman of the meeting may appoint voting inspectors or alternates as required from among individuals eligible as aforesaid.

     SECTION 3.10. VOTING PROCEDURES AT MEETINGS. Except when electing directors, voting by those Members who appear in person at any annual or special meeting of the Members may be by voice vote unless the vote is not all "yea" or "nay" in which case the vote shall be taken by written ballot. The vote for a director or directors at a meeting shall be by written ballot. Each ballot may contain more than one question or proposition. Any attorney in fact holding the voting power through proxies executed by more than one Member may cast all such votes on one ballot, provided that the ballot shows on its face the number of votes being cast and provided it is verified by the voting inspectors as having been cast in accordance with the voting rights acquired by proxy from the Members whose votes are being cast by proxy.

     SECTION 3.11. ADMINISTRATION OF PROXIES AND BALLOTS. All proxies intended for use at a meeting of Members shall be delivered to the voting inspectors prior to the meeting. The voting inspectors shall verify their validity and tabulate them, certifying their findings and tabulation to the Secretary. At all meetings of the Members, the voting inspectors shall distribute, collect and tabulate ballots and certify under oath the results of any ballot vote cast by Members. All questions concerning the eligibility of Members to vote and the validity of the vote cast shall be resolved by voting inspectors on the basis of the Company's policyowner records. In the absence of challenge before the tabulation of a ballot vote is completed, the inspectors may assume that the signature appearing on a proxy or a ballot is the valid signature of a person entitled to vote, that any person signing in a representative capacity is duly authorized to do so, and that a proxy, if it meets the requirements of Section
2.3 and otherwise appears to be regular on its face, is valid.


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                                   ARTICLE IV
                         COMMUNICATIONS BETWEEN MEMBERS

     SECTION 4.1. PROCEDURE FOR FACILITATING COMMUNICATION. No Member who is not an officer, director or employee of the Company acting in the ordinary course of business shall have access to any of the Company's policyowner records, except such information pertaining to his or her own Policy or Policies as the Company may be reasonably required by law to provide. However, any Member desiring to communicate with other Members in connection with a Members' meeting shall, no less than thirty (30) days prior to the date of such meeting, furnish a written request addressed to the Secretary containing the following information:

     (a) such Member's full name and address and the policy number of any Policy owned by the Member;

     (b)  such Member's reasons for desiring to communicate with other Members;

     (c)  a copy of the proposed communication; and

     (d) the date of the meeting at which such Member desires to present the matter for consideration.

Within fifteen (15) days of receipt of such request, the Company shall furnish the requesting Member with information indicating the number of Members the Company has as of the last day of the month immediately preceding and provide an estimate of all costs and expenses for processing and mailing the proposed communication to the Members, or the Company shall advise the Member that the Company refuses to mail the proposed communication in accordance with the provisions of this Article IV. The Company may only refuse to mail the proposed communication if the Board of Directors has first made a good faith determination that the communication is "improper" in accordance with standards provided in Section 4.3 and has followed the procedures provided in Section 4.2. Within ten (10) days (or upon a later date if specified by the requesting Member) of receiving an amount equal to all of the Company's estimated costs and expenses and a sufficient number of copies of the proposed communication, the Company shall process and mail the communication to all of the Members by a class of mail specified by the requesting Member, unless the communication has been determined by the Board of Directors to be improper.

     SECTION 4.2. DETERMINING WHETHER COMMUNICATIONS ARE PROPER. Each request to communicate with other Members shall be reviewed by the Board of Directors. If the Board of Directors determines that the communication is a proper one, it shall be processed as provided in Section 4.1. If the Board of Directors determines in good faith that the communication is "improper" under the standards provided in Section 4.3, it shall instruct an appropriate officer to communicate a written refusal specifying the reasons for the refusal.

     SECTION 4.3. IMPROPER COMMUNICATION DEFINED. As used in this Article IV, an "improper communication" is one which contains material that:

     (a) at the time and in the light of the circumstances under which it is made:


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          (1)  is false or misleading with respect to any material fact; or

          (2) omits any material fact necessary to make the statements therein not false or misleading or necessary to correct any statement in an earlier communication on the same subject matter which has become false or misleading;

     (b) relates to a personal claim or a personal grievance against the Company, its management or any other party, or apparently seeks personal gain or business advantage by or on behalf of any party;

     (c) relates to any matter of a general, economic, political, racial, religious, social or other nature that is not significantly related to the business of the Company or is not within the power of the Company to effectuate;

     (d)  relates to the ordinary business operations of the Company; or

     (e)  directly or indirectly and without express factual foundation:

          (1)  impugns character, integrity or personal reputation; or

          (2)  makes charges concerning improper, illegal or immoral conduct.

                                    ARTICLE V
                               BOARD OF DIRECTORS

     SECTION 5.1. GENERAL POWERS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by or under the direction of, the Board of Directors. The Board of Directors may from time to time delegate authority and establish guidelines as it deems necessary or appropriate for the exercise of corporate powers by officers and employees in the course of the Company's business.

     SECTION 5.2. NUMBER, ELIGIBILITY AND TENURE. The Board of Directors shall consist of at least nine (9) and not more than fifteen (15) persons as determined by the Board of Directors from time to time. Directors must be Members of the Company, but need not be residents of the State of Iowa. With the exception of the then-serving President of the Company, who shall be eligible to serve on the Board of Directors, directors may not be employees of the Company or any of its subsidiaries. As provided in the Articles, the Board of Directors shall be divided into three classes, as nearly equal numerically as possible, so that the terms of one class of directors expire each year at the annual meeting of the Members. The regular term of office for a director shall commence when a director is elected by the Members and end at the third (3rd) succeeding annual meeting of the Members, except where a shorter term is provided in order to establish or preserve the classification of directors. At each annual meeting of Members, that number of directors shall be elected as is equal to the number of directors whose regular terms are scheduled to expire at such meeting. Unless a director's regular term of office is sooner terminated by resignation,


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retirement, removal, legal incapacity or death, each director elected at an annual meeting of Members shall hold office for the term for which elected and until a successor has been elected or appointed and qualified.

     SECTION 5.3. NOMINATION BY MEMBERS. Any Member may nominate one or more candidates for the directors' offices to be filled by election at any annual meeting of Members by delivering to the Secretary on behalf of each such candidate, on or before March 31 preceding such annual meeting, a certificate of nomination which has been signed by at least one percent (1%) of the Members and which gives the names, occupations and addresses of their candidate or candidates, together with a statement signed by said candidates that they will accept office if elected. No signature on any such certificate of nomination shall be counted unless it is also accompanied by the printed name and address and the policy number of a Policy owned by the signator.

     SECTION 5.4. BOARD SPONSORED NOMINATIONS. The Board of Directors may nominate one or more candidates for the directors' offices to be filled by election at any annual meeting of Members by nominating a candidate or a slate of candidates in a resolution duly adopted at a regular or special meeting of the Board of Directors.

     SECTION 5.5. REMOVAL. A director may be removed from office for cause by an affirmative vote of three-fourths (3/4) of the directors then in office.

     SECTION 5.6. VACANCIES. Vacancies on the Board of Directors which occur prior to the expiration of a director's regular term of office by reason of resignation, retirement, removal, legal incapacity or death, or other vacancies which may occur for any reason in between annual meetings of Members may be filled by appointment made in a resolution duly adopted by a majority of the directors then in office at any meeting of the Board of Directors or by appointment made in a unanimous consent action of the directors taken in lieu of a meeting. A director appointed to fill a vacancy shall hold office for the unexpired portion of the term to which appointed. Unless a director's service is otherwise terminated by resignation, retirement, removal, legal incapacity or death, a director, whether appointed or elected, shall serve until a successor is elected or appointed and qualified.

     SECTION 5.7. COMPENSATION. Directors shall be compensated as established by the Board of Directors or a committee thereof from time to time and shall be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities.

                                   ARTICLE VI
                                 BOARD MEETINGS

     SECTION 6.1. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately following and at the same place as the annual meeting of Members unless the Board of Directors shall direct otherwise. No notice of such annual meeting need be given, unless the Board of Directors designates another date or time or place for the meeting. At such meeting, the Board of Directors shall elect the principal officers of the Company as required or permitted by these Bylaws and transact such business as pertains to


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the annual meetings of the Board of Directors. The Board of Directors may
provide by resolution, or the Chairman of the Board, Vice Chairman or President may designate, the time, date and place, either within or without the State of Iowa, for the holding of additional regular meetings by giving notice at a regular or special meeting of the Board of Directors or by written notice as provided in this Article for special meetings.

     SECTION 6.2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, Vice Chairman, President or Secretary, and shall be called by the President upon written request of any three (3) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any such special meeting of the Board of Directors.

     SECTION 6.3. NOTICE. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, or by electronic mail, addressed to each director at that director's address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by electronic mail, it shall be delivered at least forty-eight
(48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Whenever any notice is required to be given to any director under the Articles, these Bylaws or any provision of law, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6.4. QUORUM. Except as otherwise provided by the Articles, these Bylaws or by any provision of law, a majority of the number of directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present, though less than such quorum, may adjourn the meeting from time to time without further notice.

     SECTION 6.5. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles, these Bylaws or by any provision of law.

     SECTION 6.6. PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such


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dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 6.7. INFORMAL ACTION WITHOUT MEETING. Any action required or permitted by the Articles, these Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent resolution in writing, setting forth the action so taken, shall be signed by all of the directors then in office. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors at a duly called and held meeting thereof.

     SECTION 6.8. MEETINGS BY TELEPHONE CONFERENCE. Directors may participate in a meeting of the Board of Directors or a committee thereof by means of telephone conference or similar communications equipment through which all persons participating in the meeting can communicate with each other. Such participation will constitute presence in person at that meeting for the purpose of constituting a quorum and for all other purposes. The place of any meeting held pursuant to this section will be deemed to be the place stated in the minutes of such meeting so long as at least one director is present at that place at the time of that meeting.

                                   ARTICLE VII
                                   COMMITTEES

     SECTION 7.1. COMMITTEES. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors then in office may designate one or more standing committees or other committees required by law to be elected or appointed by the Board of Directors. Each committee shall consist of three (3) or more directors elected or appointed by the Board of Directors. Committees shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Company, provided that this power is delegated in the initial resolution appointing such committee or as thereafter supplemented or amended by further resolution adopted by a like vote of the Board of Directors, except that a committee shall not have, or be delegated, the power to: (i) authorize dividends to policyowners or other distributions by the Company; (ii) approve or propose to Members action which requires approval of the Members under the Articles, these Bylaws or any provision of law; (iii) fill vacancies on the Board of Directors or any committee thereof established under this Section 7.1;
(iv) elect or appoint the principal officers of the Company; or (v) adopt, amend or repeal these Bylaws. The Board of Directors may elect or appoint one (1) or more of its members as provided in said resolution, as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

     SECTION 7.2. AD HOC COMMITTEES. The Chairman of the Board may establish ad hoc committees consisting of three (3) or more directors appointed by the Chairman of the Board. Ad hoc committees shall not, however, be authorized to exercise powers of the Board of Directors in the management of the business and affairs of the Company and shall be limited to an advisory capacity to the Board of Directors. The Chairman of the Board may elect or appoint one (1) or


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more directors as alternate members of any such ad hoc committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each ad hoc committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

                                  ARTICLE VIII
                                    OFFICERS

     SECTION 8.1. PRINCIPAL OFFICERS. The principal officers of the Company shall be Chairman of the Board, Vice Chairman, Secretary, Treasurer and President. All principal officers shall be Members of the Company, but need not be residents of the State of Iowa. With the exception of the offices of Chairman of the Board and President, which may not be held by the same person (unless otherwise determined by the Board of Directors), multiple offices may be held by the same person as long as at least three separate individuals hold principal officer positions.

     SECTION 8.2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of Members of the Company and the Board of Directors. The Chairman shall present an annual report to the Members and may from time to time appoint ad hoc committees in accordance with Section 7.2 hereof. The Chairman shall perform such other duties as shall be assigned from time to time by the Board of Directors.

     SECTION 8.3. VICE CHAIRMAN. The Vice Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties of that office.

     SECTION 8.4. SECRETARY. The Secretary shall keep or cause to be kept a record of the votes of all elections, minutes of all annual meetings and special meetings of Members of the Company and all meetings of the Board of Directors. He/She or any of the Assistant Secretaries appointed by the Board of Directors shall have custody of the corporate seal and shall affix the same when determined to be appropriate by the Secretary or any Assistant Secretary. He/She shall perform, or cause to be performed by an Assistant Secretary, such other duties as are required by law, the Board of Directors or these Bylaws.

     SECTION 8.5. TREASURER. The Treasurer shall be responsible for the custody of all funds and securities of the Company in accordance with the authorization and direction of the Board of Directors. He/She shall be responsible for reporting to the Board of Directors at each regular meeting with respect to the funds and securities of the Company. The Treasurer shall perform such other duties as are assigned by the Board of Directors. He/She shall furnish to the directors, whenever required by them, such statements and abstracts or records as are necessary for a full exhibit of the financial condition of the Company.

     SECTION 8.6. PRESIDENT. The President shall be the principal executive officer of the Company and shall have the additional title of Chief Executive Officer. He/She shall, subject to the control of the Board of Directors, in general be responsible for the supervision and control of all of the business and operations of the Company. He/She shall be responsible for authorization of expenditure of all funds of the Company as have been approved by the Board of Directors in the


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budget or that are within the general authority granted by the Board of
Directors for expenditure of funds. He/She shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Company as shall be deemed necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He/She shall have authority to sign, execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, contracts, leases, and all other documents or instruments which are authorized by or under authority of the Board of Directors, provided that any such documents or instruments may, but need not, be countersigned by the Secretary or an Assistant Secretary. Except as otherwise provided by law or the Board of Directors, he/she may authorize any vice president or other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his/her place and stead. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. He/She shall prepare or cause to be prepared a report of the business and operations of the Company for the period since the last regular meeting for submission to the Board of Directors at each regular meeting. He/She shall also prepare, or cause to be prepared, an annual proposed budget for submission to the Board of Directors.

     SECTION 8.7. ASSISTANT TREASURER. One or more Assistant Treasurers shall be appointed by the Board of Directors. They shall be responsible for the proper deposit and disbursement of all funds of the Company. They shall keep or cause to be kept regular books of account. They shall deposit or cause to be deposited all funds of the Company in the name of the Company in such financial institutions as are designated for such purpose by the Board of Directors from time to time. They shall be responsible for the proper disbursement of funds of the Company, including responsibility that checks of the Company drawn on any account are signed by such officer or officers, agent or agents, employee or employees of the Company in such manner, including the use of a facsimile signature where authorized, as the Board of Directors has determined or authorized, and they shall perform all of the duties incident to the office of Assistant Treasurer and such other duties as from time to time may be assigned by the Treasurer.

     SECTION 8.8. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any officer or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally. Such assistant or acting officer appointed by the Board of Directors shall have the power to perform all the duties of the officer to which he/she is so appointed to be assistant, or as to which he/she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

     SECTION 8.9. ADMINISTRATIVE OFFICERS AND ASSISTANT ADMINISTRATIVE OFFICERS. The President shall appoint administrative officers and assistant administrative officers who shall be appointed as deemed appropriate for the conduct of the affairs of the Company for such term of office as may be designated or without designated term of office, subject to removal at will or by appointment of a successor in office. The administrative officers and assistant administrative officers shall perform such duties and have such authority as may be assigned from time to time by the President. In the absence of the President or in the event of his/her death, inability or refusal to act, the administrative officers in the order designated by the President shall perform the duties of



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the President and, when so acting, shall have all powers of and be subject to all the restrictions upon the President.

                                   ARTICLE IX
                                     MEMBERS

     SECTION 9.1. MEMBERS. Persons and entities shall be Members of the Company as provided in and subject to Article VII of the Articles and these Bylaws. The following shall not be deemed to be Policies by virtue of which membership in the Company can be derived: (i) any certificate or other evidence of insurance or coverage issued to an insured or annuitant under a group policy or contract;
(ii) any certificate issued to an annuitant under an annuity contract issued to an employer sponsoring, or trustee of, a plan meeting the requirements of Sections 401(a), 403(b) or 408 of the Internal Revenue Code of 1986, as amended, or any other certificate of any kind issued for the purpose of managing or holding insurance or annuity contract proceeds when a life policy, accident and health policy or annuity contract terminates, expires or otherwise matures by reason of death, surrender or maturity in its ordinary course or otherwise;
(iii) any supplementary, deposit or settlement contract; (iv) any policy or contract of excess loss or stop loss insurance; (v) any reinsurance contract or treaty, except a certificate of assumption of a particular policy or contract of insurance or annuity issued pursuant to a reinsurance contract; (vi) administrative services and third party administrator agreements; and (vii) funding agreements and guaranteed investment contracts.

     SECTION 9.2. DETERMINATION OF OWNERSHIP. The owner of a Policy as of a given date by virtue of which membership in the Company can be derived shall be determined and for purposes of the Articles, these Bylaws and all other purposes in accordance with the following:

     (a) If the policyowner records of the Company name a person or entity as the owner of a Policy, then such person or entity shall be deemed the owner of that Policy;

     (b) If a Policy has more than one owner named therein, then the persons or entities shown as owning such Policy on the policyowner records of the Company shall be deemed collectively to be the Member of the Company by virtue of that Policy;

     (c) If an individual Policy contains no ownership provisions, or contains such provisions but an owner is not named therein, the principal person upon whose life or health the Policy is issued, as shown on the policyowner records of the Company, shall be the owner;

     (d) The owner of a Policy that is a group Policy shall be the person or entity specified in the Policy as the owner, policyholder or contract holder, but if no owner, policyholder or contract holder is so specified, the owner shall be the person or entity to whom or in whose name the Policy shall have been issued as shown on the policyowner records of the Company;

     (e) The owner of an annuity contract issued to an employer sponsoring, or the trustee of, a plan meeting the requirements of Sections 401(a), 403(b) or 408 of the


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          Internal Revenue Code of 1986, as amended, shall be the employer or the trustee subscribing to the trust as shown on the policyowner records of the Company;

     (f) Except as otherwise set forth in this Article IX, the identity of the owner of a Policy by virtue of which membership in the Company can be derived shall be determined for purposes of the Articles and these Bylaws without giving effect to the interest of any other person or entity in the Policy; and

     (g)  In any situation not expressly covered by this Section 9.2 or by
          Section 9.3 hereof, the identity of the owner of a Policy as of a given date by virtue of which membership in the Company may be derived shall be as reflected on the policyowner records of the Company and as determined in good faith by the Company, and such person or entity so identified shall conclusively be presumed to be the owner of such Policy for purpose of determining who is the Member of the Company by virtue of such Policy and for purposes of the Articles and these Bylaws and the Company shall not be required to examine or consider any other facts or circumstances.

     SECTION 9.3. ASSIGNMENT OF POLICY. Notwithstanding the provisions of
Section 9.2 hereof, the owner of a Policy that has been assigned to another person or entity by an assignment of ownership thereof (but not including a collateral assignment) absolute on its face and filed with the Company, in accordance with the provisions of such Policy and the Company's rules with respect to the assignment of such Policy in effect at the time of such assignment, shall be the owner of such Policy as shown on the policyowner records of the Company; provided, however, that if the assignment failed to satisfy the requirements specified in this Section 9.3, the determination of the owner of such Policy shall be made without giving effect to such assignment.

     SECTION 9.4. MATURITY AT DEATH. A Policy shall be deemed not to have matured by death as of any date unless notice of such death has been received by the Company on or prior to such date, as shown on the Company's policyowner records.

     SECTION 9.5. DETERMINATION OF "IN FORCE" STATUS. The following rules shall be applied in determining whether a Policy is "In Force" as of a given date for purposes of the Articles, these Bylaws and all other purposes:

     (a) A Policy shall be deemed to be In Force after lapse for nonpayment of premiums until the expiration of any applicable grace period (or other similar period however designated in such Policy), as administered, during which such Policy is in full force for its basic benefits;

     (b) A Policy that has been reinstated after not being In Force shall be deemed to be In Force commencing on the date of reinstatement of such Policy, as shown on the policyowner records of the Company, without regard to any prior period during which such policy was In Force;


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     (c)  A Policy shall not be deemed to be In Force merely because, prior to the date on which such Policy was issued, insurance coverage may have been provided by a conditional receipt;

     (d) A Policy shall not be deemed to be In Force as of a given date if the Policy has been returned to the Company's principal office and all premiums are refunded within 60 days after such date;

     (e) A Policy shall not be deemed to be In Force as of a given date if the Company has on or before such date sent written notice to the owner of the Policy that the Company is seeking to rescind the Policy because of a misstatement in the application; and

     (f) A Policy shall not be deemed to be In Force until issued, irrespective of a policy date assigned to a Policy which was "back dated" for any purpose.

     SECTION 9.6. NON-SEVERABILITY. A Member's membership in the Company shall automatically follow and shall not be severable from the Policy by virtue of which the Member's membership in the Company is derived. A Member's membership in the Company shall automatically terminate and cease when such Policy is no longer In Force and the former Member of the Company and anyone claiming by, through, under or as a representative of the former Member of the Company shall not be entitled to receive any distribution or compensation for the former Member's membership in the Company.

     SECTION 9.7. NON-ASSIGNMENT. A Member's membership in the Company, or any rights pertaining thereto or devised therefrom, shall not be conveyed, transferred, assigned, sold (including by way of judicial sale), devised, inherited or otherwise be alienable in any manner whatsoever, including transfer by operation of law, except as the ownership of the Policy by virtue of which the Member's membership in the Company is derived is conveyed, transferred, assigned, sold, devised or distributed under the statutes of intestate succession.

     SECTION 9.8. NO PLEDGE. A Member's membership in the Company, or any rights pertaining thereto or derived therefrom, shall not, separate from the Policy by virtue of which the Member's membership in the Company is derived, be subject to attachment, execution or levy, or be subject to a lien, mortgage, security interest or in any manner be used as collateral or otherwise be hypothecated.

     SECTION 9.9. MAILING ADDRESS. The mailing address of a Member of the Company as of any date shall be the Member's last known address as shown on the policyowner records of the Company as of such date.

                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 10.1. DEFINITIONS. All capitalized terms used in this Article X shall have the meaning set forth in Section 11.1 of the Articles.


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     SECTION 10.2. PROCEDURAL REQUIREMENTS.

     (a) A Director or Officer who seeks indemnification under Section 11.2 of the Articles shall make a written request therefor to the Company. Subject to
Section 10.2(b), within sixty days of the Company's receipt of such request, the Company shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 10.4).

     (b) No indemnification shall be required to be paid by the Company pursuant to Article 11.2 of the Articles if:

          (i) The indemnification is for liability in connection with a proceeding by or in the right of the Company against the Director, except for reasonable expenses incurred in connection with the proceeding provided a determination is made in accordance with this Article X that the Director did not engage in misconduct constituting a Breach of Duty; or

          (ii) The indemnification is for liability in connection with a proceeding by or in the right of the Company against the Officer other than for reasonable expenses incurred in connection with the proceeding; or

          (iii) The indemnification is in connection with any proceeding with respect to conduct for which the Director was adjudged liable on the basis that the Director received a financial benefit to which the Director was not entitled, whether or not involving action in the Director's official capacity; or

          (iv) Within the sixty-day period referenced in Section 10.2(a), (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.

     (c) In either case of nonpayment pursuant to Section 10.2(b)(iv), the Board shall immediately authorize by resolution that an Authority, as provided in
Section 10.3, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

     (d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Company, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Company of the requested amount of Liabilities shall be paid to the Director or Officer immediately.


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     SECTION 10.3. DETERMINATION OF INDEMNIFICATION.

     (a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 10.2, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

          (i) The board of directors, pursuant to and in accordance with Section 490.855(2)(a) of the Statute;

          (ii) Special legal counsel, pursuant to and in accordance with Section 490.855(2)(b) of the Statute;

          (iii) A court pursuant to and in accordance with Section 490.854 of the Statute.

     (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Company or such other party asserting that such indemnification should not be allowed.

     (c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Company and the Director or Officer.

     (d) If the Authority determines that indemnification is required hereunder, the Company shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 10.4), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Company shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

     (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Company regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

     (f) All Expenses incurred in the determination process under this Section
10.3 by either the Company or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Company.

     SECTION 10.4. MANDATORY ALLOWANCE OF EXPENSES.

     (a) The Company shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director's or Officer's written request therefor, the reasonable


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

Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

          (i) The Director or Officer furnishes to the Company an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

          (ii) The Director or Officer furnishes to the Company an unsecured executed written agreement to repay any advances made under this Section 10.4 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Company for such Expenses pursuant to Section 10.3.

     (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 10.4, such Director or Officer shall not be required to pay interest on such amounts.

     SECTION 10.5. INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF CERTAIN OTHERS.

     (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director of officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

     (b) The Company shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Company.

     (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 10.5(b) hereof) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Company acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

     SECTION 10.6. INSURANCE. The Company may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Company against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Company is required or permitted to indemnify against any such Liability under Section 11.2 of the Articles and/or this Article X.

     SECTION 10.7. NOTICE TO THE COMPANY. A Director, Officer or employee shall promptly notify the Company in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Company of any liability to the Director, Officer or employee


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

hereunder unless the Company shall have been irreparably prejudiced by such failure (as determined, in the case of Directors and Officers only, by an Authority selected pursuant to Section 10.3(a)).

     SECTION 10.8. SEVERABILITY. If any provision of Article XI of the Articles and/or this Article X shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any such provisions contravene public policy, Article XI of the Articles and this Article X shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Company, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Company's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

     SECTION 10.9. NONEXCLUSIVITY. The rights of a Director, Officer or employee (or any other person) granted under Article XI of the Articles and/or this
Article X shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of Members of the Company or otherwise, including, without limitation, under the Statute. Nothing contained in Article XI of the Articles (in the case of Directors and Officers only) or this Article X shall be deemed to limit the Company's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute.

     SECTION 10.10. CONTRACTUAL NATURE; REPEAL OR LIMITATION OF RIGHTS. Article XI of the Articles (in the case of Directors and Officers only) and this Article X shall be deemed to be a contract between the Company and each Director, Officer and employee of the Company and any repeal or other limitation of
Article XI of the Articles (in the case of Directors and Officers only) and/or this Article X or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce
Article XI of the Articles (in the case of Directors and Officers only) and/or this Article X with regard to acts, omissions or events arising prior to such repeal or limitation.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.1. OFFICES. The location of the principal office of the Company shall be as designated in the Articles from time to time. The Company may have other offices at such locations as may be necessary or convenient for the conduct of its business.

     SECTION 11.2. CERTIFICATION AND INSPECTION OF ARTICLES AND BYLAWS. The Company shall keep in its principal office the original or a certified copy of the Articles and these Bylaws as


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

amended to date, both of which shall be open for inspection by any Member or Members at all reasonable times during office hours.

     SECTION 11.3. CORPORATE SEAL. The Board of Directors may adopt, use and, at will, alter a corporate seal. Failure to affix a seal does not affect the validity of any instrument. This corporate seal may be used in facsimile form.

     SECTION 11.4. EXECUTION OF INSTRUMENTS AND POLICIES. The President, and such other persons as may be designated pursuant to duly adopted resolutions of the Board of Directors or authorized by the President under the authority granted under Section 8.6 hereof, shall each have authority to execute and acknowledge or attest on behalf of the Company all instruments executed in the name of the Company. The Secretary and Assistant Secretaries shall each have authority to attest and acknowledge all such instruments.

     Policies and endorsements thereon shall be executed by the President and, if required by applicable law or desired, by the Secretary or an Assistant Secretary or in any other manner prescribed by applicable law or regulation or directed by the Board of Directors. Such Policies and endorsements may bear facsimile signatures of the President and, if signing, the Secretary or an Assistant Secretary. Facsimile signatures of the President, the Secretary and the Treasurer may be used on other instruments to the extent permitted by law and by any internal control directives approved by the Board of Directors.

     SECTION 11.5. OFFICIAL BONDS. In addition to the bonds which law or regulation require the Company to maintain on its officers, employees and agents, the Board of Directors may purchase insurance or other indemnification or require a special bond or bonds from any director, officer, employee or agent of the Company in such sum and with such sureties or insurance carriers as it may deem proper.

     SECTION 11.6. VOTING STOCK IN OTHER CORPORATIONS. Stock held by the Company in another corporation shall be voted by the President unless the Board of Directors shall by resolution designate another officer to vote such stock, and, unless the Board of Directors shall by resolution direct how such stock shall be voted, the President or other designated officer shall vote the same in his or her discretion for the best interests of the Company.

                                   ARTICLE XII
                                      AUDIT

     SECTION 12.1 AUDIT. The books and accounts of the Company shall be audited at least annually by a certified public accountant to be selected by the Board of Directors or a committee thereof. On the request in writing addressed to the Chairman of the Board by any five (5) directors at any time, a special audit shall be made of the affairs of the Company by a certified public accountant to be selected by such five (5) directors.

                                  ARTICLE XIII
                              AMENDMENT OF ARTICLES


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

     SECTION 13.1. INITIATION OF ARTICLES AMENDMENT BY MEMBERS.

A proposed amendment to the Articles when offered by a Member:

     (a) must contain the actual signatures as well as the printed names, addresses and policy numbers of those Members subscribing to the proposal;

     (b) must have the notarized certification of the offering Member authenticating the signatures of the other subscribing Members;

     (c) must be accompanied by a brief statement of the purpose of the proposed amendment and a statement from the General Counsel of the Company that the proposed amendment is acceptable under Iowa law; and

     (d) must be delivered to the Secretary of the Company at least ninety (90) days prior to the annual meeting of the Members, or the special meeting of the Members called for the purpose of amending the Articles.

Such proposed amendment when offered by the Board of Directors must be first adopted by two-thirds (2/3) vote of the entire Board of Directors at a regular meeting or at a special meeting, or it must be approved by the unanimous written consent of all of the directors, and delivered to the Secretary of the Company at least thirty (30) days prior to said annual or special meeting of the Members. The Secretary shall furnish to each Member entitled to vote at the meeting, in accordance with the procedures set forth in the Bylaws for the giving of written notice of meetings of Members, a copy of the proposed amendment, together with a proxy containing a suitable space whereby a Member may vote for or against the proposal and a space for the Member's signature. The Board of Directors may make a recommendation to the Members as to any amendment as proposed.

                                   ARTICLE XIV
                     ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

     SECTION 14.1. BYLAW AMENDMENT BY BOARD OF DIRECTORS. These Bylaws may be amended by a two-thirds (2/3) vote of the Board of Directors at any meeting of the Board of Directors in any manner not inconsistent with the laws of the State of Iowa and the Articles, subject to the power of the Members to alter or repeal any amendment made by the Board of Directors. Any particular article or section of these Bylaws may provide for amendment only upon vote of the Members. These Bylaws may also be amended, altered or repealed in any manner not inconsistent with the laws of the State of Iowa by a vote of two-thirds (2/3) of the Members voting at an annual meeting or special meeting of the Members of the Company.

     SECTION 14.2. INITIATION OF BYLAW AMENDMENT BY MEMBERS. A proposed amendment to these Bylaws may be offered in writing signed by not less than one percent (1%) of the Members, provided that the proposed amendment:


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

     (a) contains the actual signatures as well as the printed names, addresses and Policy numbers of those Members subscribing to the proposal;

     (b) contains the notarized certification of the offering Member authenticating the signatures of the other subscribing Members;

     (c) is accompanied by a brief statement of the purpose of the proposed amendment and a statement from the General Counsel of the Company that the proposed amendment is acceptable under Iowa law; and

     (d) is delivered to the Secretary of the Company at least ninety (90) days prior to the meeting of Members at which the proposal is to be considered.

Upon receipt of a proposed amendment complying with the requirements of this
Section 14.2, the Secretary shall furnish to each Member entitled to vote at the meeting, in accordance with the procedures set forth in these Bylaws for the giving of written notice of meetings of Members, a copy of the proposed amendment, together with a proxy containing a suitable space whereby a Member may vote for or against the proposal and a space for the Member's signature. The Board of Directors may make a recommendation to the Members as to any such amendment as proposed.


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